Exhibit 3(b)

CODE OF BY-LAWS
OF
NATIONAL WINE & SPIRITS, INC.


ARTICLE 1
Identification

     Section 1.01. Name. The name of the Corporation is National Wine & Spirits, Inc. (hereinafter referred to as the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The books of of account, records, documents and papers of the Corporation shall be kept at any place or places within or outside the State of Indiana as directed by the Board of Directors of the Corporation (the "Board of Directors"). In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

     Section 1.03. Seal. The Board of Directors may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board of Directors to designate a seal or the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

     Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end at such time as the Board of Directors shall determine. In the event the Board of Directors shall not make such a determination, the fiscal year of the Corporation shall end on the last Saturday in September.

ARTICLE 2
Shares

     Section 2.01. Certificates for Shares. Each holder of shares of Common Stock of the Corporation shall be entitled to a certificate in such form as the Board of Directors may prescribe from time to time, signed by the President or the Vice-President, and the Secretary (or an Assistant Secretary, if any) of the Corporation.

     Section 2.02. Transfer of Shares. The Common Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

     Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of Common Stock and in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.


ARTICLE 3
Meetings of Shareholders

     Section 3.01. Place of Meetings. All meetings of Shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.02. Annual Meeting. Unless otherwise determined by the Board of Directors, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 9:00 a.m. on the third day of the third month following the close of each fiscal year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the President or a majority of the Board of Directors. Any request for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting.

     Section 3.04. Record Date. The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board of Directors fixing a record date as herein provided, the record date shall be the fourteenth day prior to the date of the meeting.

     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of Indiana Business Corporation Law, the Articles of Incorporation, as amended, or the Code of By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each holder of Common Stock of the Corporation at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) days before the date of the meeting. Each Shareholder who has in the manner provided below waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or who is represented thereat by a proxy duly authorized to appear or by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 3.06. Waiver of Notice. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting.

     Section 3.07. Proxies. A Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein.

     Section 3.08. Quorum. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles of Incorporation, as amended, or the Code of By-Laws. In case a quorum shall not be present at any meeting, the holders of record of a majority of such shares so present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3.09. Voting Lists. The Secretary of the Corporation shall make, at least five (5) days before each election of Directors, a complete list of the Shareholders entitled by the Articles of Incorporation, as amended, to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder at any time during usual business hours for a period of five (5) days prior to such election. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any Shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the Shareholders.

     Section 3.10. Order of Business. The order of business at the annual meetings, and so far as practicable at all other meetings, of Shareholders, shall be:

        Item (1).      Proof of due notice of meeting.

        Item (2).      Determination of quorum.

        Item (3).      Reading and disposal of any unapproved minutes.

        Item (4).      Reports of Officers and Committees.

        Item (5).      Unfinished business.

        Item (6).      New business.

        Item (7).      Election of Directors.

        Item (8).      Adjournment.

         Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the proceedings of the Shareholders.


ARTICLE 4
Board of Directors

         Section 4.01. Number. The business and affairs of the Corporation shall be managed by a Board of Directors of not less than two (2) nor more than fifteen (15) Directors, as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors, divided into three classes as provided in the Amended and Restated Articles of Incorporation. If and whenever the Board of Directors has not specified the number of Directors, the number shall be two (2). The Board of Directors may elect or appoint from among its members, a Chairman of the Board (the "Chairman"), who need not be an officer (an "Officer") or employee of the Corporation. The Chairman shall preside at all Shareholder Meetings and Board Meetings and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board of Directors.

         Section 4.02. Vacancies and Removal. Any vacancy occurring in the Board of Directors shall be filled as provided in the Articles of Incorporation. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy. Any Director, or the entire Board of Directors, may be removed from office only as provided in the Articles of Incorporation.

         Section 4.03. Powers of Directors. The Board of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles of Incorporation, as amended, or the Code of By-Laws.

         Section 4.04. Annual Meeting. Unless otherwise determined by the President or the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board of Directors.

         Section 4.05. Other Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time as may from time to time be fixed by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the President, and shall be called on the written request of any member of the Board of Directors. Notice of such a special meeting shall be sent by the Secretary to each Director at his residence or usual place of business by letter or telegram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a Director personally at any time during such second preceding day. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and notice may be waived (either before or after the time of the meeting) by absent Directors, either by written instrument or telegram. Such meetings may be held at any place within or outside the State of Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

         Section 4.06. Meeting by Telephone, etc. Any or all of the members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

         Section 4.07. Quorum. The presence of a majority of the actual number of Directors then elected and qualified shall be necessary to constitute a quorum for the transaction of any business except as may otherwise be required in the Articles of Incorporation, as amended, with respect to the filling of vacancies in the Board of Directors. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation, as amended, or the Code of By-Laws. Anything herein to the contrary notwithstanding, two-thirds of the Directors present at a meeting at which a quorum is present shall be necessary to approve the (i) sale or merger of the Corporation, the disposition of all or substantially all of its assets or any similar transaction, (ii) declaration of dividends or similar distributions,
(iii) acquisition of any material business or assets, (iv) incurrence or forgiveness of a loan to any Corporation shareholder or officer, (v) annual budget, (vi) compensation plans for top management including bonuses, (vii) incurrence of any capital expenditures in excess of budget, (viii) employee stock incentive plans, (ix) incurrence of debt or issuance of new equity and amendment, and (x) any amendment, alteration or repeal of the Code of By-Laws.

         Section 4.08. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         Section 4.09. Removal of Directors. Directors may be removed only as provided in the Articles of Incorporation of the Corporation.

         Section 4.10. Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.11. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board of Directors and additional compensation for such additional services any of such Directors may perform for the Corporation.

         Section 4.12. Executive Committee. The Board of Directors is authorized to appoint an Executive Committee (the "Executive Committee") consisting of two or more Directors to serve in such capacities as directed from time to time by the Board of Directors.


ARTICLE 5
Officers

         Section 5.01. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice-Presidents, one or more of whom may be designated as Executive or Senior Vice-Presidents, a Treasurer, a Secretary, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in the Code of Bylaws provided or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or the Code of Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board of Directors may require any officer or agent to give security for the faithful performance of such person's duties.

         Section 5.02. Election of Officers. The Officers shall be elected annually by the Board of Directors; provided, however, that the Board of Directors may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Articles of Incorporation and the Code of Bylaws.

         Section 5.03. Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.04. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified.

         Section 5.05. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

         Section 5.06. Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall preside at all meetings of the Board of Directors and, if present, preside at meetings of the shareholders. The Chairman of the Board shall also hold the title of Chief Executive Officer. He shall have such other duties and responsibilities as may be specified by the Board of Directors.

         Section 5.07. President. The President shall be a Director and, subject to the control of the Board of Directors, shall have general charge of and supervision and authority over the business and affairs of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board of Directors. In the case of the absence or disability of the Chairman or if no Chairman shall be elected or appointed by the Board of Directors, the President shall preside at all Shareholder Meetings and Board Meetings.

         Section 5.08. Chief Financial Officer. The Chief Financial Officer shall supervise the Corporation's financial activities, subject to the supervision and direction of the Chairman of the Board and the President of the Corporation; such officer shall report directly to the President; and such officer shall have such other duties as the Board of Directors may from time to time delegate.

         Section 5.09. Vice Presidents. Each of the Vice Presidents shall have such powers and perform such duties as may be prescribed for him by the Board of Directors or delegated to him by the President. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Board of Directors or the President may designate, or, if there be but one Vice President, then upon such Vice President; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board of Directors.

         Section 5.10. Secretary. The Secretary shall have the custody and care of the records, minutes and the Stock Book of the Corporation; shall attend all Shareholder Meetings and Board Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholder Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board of Directors and the President.

         Section 5.11. Treasurer. The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements and preserving the same it all times during his term of office. When necessary or proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his possession, in the name and the credit of the Corporation in such depositories as the Board of Directors from time to time shall direct, or in the absence of such action by the Board of Directors, as may be determined by the President or any Vice President. The Treasurer shall furnish at meetings of the Board of Directors, or when otherwise requested, a statement of the financial condition of the Corporation. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board of Directors and the President.

         Section 5.12. Assistant Officers. The Board of Directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as the Code of By-Laws, the Board of Directors or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

         Section 5.13. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.


ARTICLE 6
Special Corporate Acts, Negotiable
Instruments. Deeds. Contracts and Stock

         Section 6.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers: President, Vice-President, Secretary or Treasurer. The President may, however, authorize any one or more of such officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board of Directors may designate any employee or employees of the Corporation, in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

         Section 6.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by the President, the Vice-President or by any other Officer so authorized by the Board of Directors, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

         Section 6.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer of the Corporation or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

         Section 6.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or the Vice-President, and such endorsement shall be duly attested by the Secretary.

         Section 6.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned, or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he be present, or in his absence by the Vice-President of the Corporation. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Vice-President of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.


ARTICLE 7
Amendments

         Section  7.01.  Amendment of By-Laws.  Subject to the  requirements  of
Section 4.07, the power to make, alter, amend or repeal the Code of By-Laws of the Corporation is vested in the Board of Directors.